FOR IMMEDIATE RELEASE

Diodes Incorporated Appoints Richard White
as Senior Vice President of Finance

• Newly created executive position strengthens global finance objectives

Westlake Village, CA - July 10, 2006 - Diodes Incorporated (“Diodes”) (NASDAQ: DIOD), a leading manufacturer and supplier of high quality discrete and analog semiconductors, announced the appointment of Richard White as its new Senior Vice President of Finance. Mr. White will be responsible for global financial planning, product planning, and mergers and acquisitions (“M&A”). He will compliment and support Carl Wertz, CFO, and report to Dr. Keh-Shew Lu, President and CEO of Diodes, Inc.

Mr. White brings with him thirty years of senior level finance experience, including 25 years at Texas Instruments Incorporated (“TI”), where he served as Vice President of Finance and Production Planning for MOS memory, Controller for TI’s Asia Pacific Division in Singapore, and Cost Accounting Manager in Germany. He was responsible for all financial and product planning for TI’s $2 billion MOS memory business, and managed a global staff of over 100 people and a manufacturing base that covered Italy, Japan, Taiwan, Singapore, and the U.S. Mr. White, a certified public accountant, holds a Bachelor of Science degree in electrical engineering from Oklahoma State University and an MBA from the University of Michigan.

“I am proud to join such a strong organization and management team. With the team, I will work to achieve our strategy of rapid growth and global reach,” said Mr. White. “Internally, I will help to improve operational efficiencies and capital allocation, as well as strengthen Diodes’ cohesive winning team.”

“Having previously worked with Richard at TI’s world-wide MOS Memory business, I recognize that Richard is a great fit with our strategy for growth by mergers and acquisitions,” commented Dr. Lu. “Diodes will benefit from Richard’s global experience in M&A, budgeting, product planning, treasury management, product pricing, inventory control, and joint venture financial management.”

Carl Wertz will continue with his current responsibilities as CFO while strengthening investor outreach.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete and analog semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company’s corporate sales, marketing, engineering and logistics headquarters is located in Southern California, with two manufacturing facilities in Shanghai, China, a wafer fabrication plant in Kansas City, Missouri, engineering, sales, warehouse and logistics offices in Taipei, Taiwan and Hong Kong, and sales and support offices throughout the world. Diodes, Inc. recently acquired Anachip Corporation, a fabless analog IC company in Hsinchu Science Park, Taiwan.

Diodes, Inc.’s product focus is on subminiature surface-mount discrete devices, analog power management ICs and Hall-effect sensors all of which are widely used in end-user equipment such as TV/Satellite set top boxes, portable DVD players, datacom devices, ADSL modems, power supplies, medical devices, wireless notebooks, flat panel displays, digital cameras, mobile handsets, DC to DC conversion, Wireless 802.11 LAN access points, brushless DC motor fans, and automotive applications. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source: Diodes Incorporated
CONTACT: Carl Wertz, Chief Financial Officer, Diodes Incorporated (805) 446-4800
e-mail: carl_wertz@diodes.com
or
Crocker Coulson, President, Coffin Communications Group,
(310) 231-8600, e-mail: crocker.coulson@ccgir.com

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

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